Exhibit 5.1

BAKER DONELSON CENTER SUITE 800 211 COMMERCE STREET NASHVILLE, TENNESSEE 37201 PHONE: 615.726.5600 FAX: 615.726.0464 MAILING ADDRESS: P.O. BOX 190613 NASHVILLE, TENNESSEE 37219

www.bakerdonelson.com

September 1, 2017

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Franklin Financial Network, Inc., a Tennessee corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of up to 5,000,000 shares of common stock, no par value per share (the “Shares”), that may be issued pursuant to the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”).

We have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion. In rendering this opinion, we have relied as to certain matters on statements, representations and other information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the laws of the State of Tennessee. We do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ BAKER, DONELSON, BEARMAN, CALDWELL

& BERKOWITZ, PC

Exhibit 5.1